Exhibit 99.1

                 Argonaut Group, Inc. Announces 2004
    Third Quarter Results; Steady Performance from Core Operations
           Overshadowed by Unprecedented Hurricane Activity

    SAN ANTONIO--(BUSINESS WIRE)--Oct. 28, 2004--Argonaut Group, Inc. (NASDAQ:AGII) today announced financial results for the three and nine months ended Sept. 30, 2004.

    Highlights for the third quarter of 2004 include the following:

    -- Gross written premiums were $261.5 million, an 18.8 percent increase compared to the 2003 third quarter;

    -- Argonaut Group's GAAP combined ratio for the quarter was 109.9 percent, inclusive of approximately $20.0 million in catastrophe losses from hurricane activity. Exclusive of catastrophe losses, Argonaut Group's GAAP combined ratio was
        97.3 percent versus 104.3 percent in the third quarter of 2003;

    -- Book value was $18.76 per share, an increase of approximately six percent from Dec. 31, 2003.

    Argonaut Group President and CEO Mark E. Watson III said, "Addressing the needs of our policyholders in the wake of an unprecedented string of four major hurricanes presented a unique challenge for our Company during the third quarter. Fortunately, our contingency plans for dealing with natural disasters and other catastrophic events, both in terms of reinsurance protection and emergency claims management, responded well."
    "Apart from the impact of these storms, we are pleased with the performance of our core operations, where we continue to produce solid underlying results," said Watson.

    FINANCIAL RESULTS

    For the three-month period ended Sept. 30, 2004, Argonaut Group reported net income of $9.4 million or $0.31 per diluted common share on 30.8 million shares, compared to net income of $24.7 million or $1.00 per diluted common share on 24.6 million common shares during the same three-month period in 2003. Third quarter 2004 financial results were adversely impacted by approximately $20.0 million in catastrophe losses and other related expenses resulting from claims associated with Hurricanes Charley, Frances, Ivan and Jeanne.
    During the third quarter of 2004, Argonaut Group produced a pre-tax operating loss of $2.5 million versus pre-tax operating income of $5.0 million during the same three-month period in 2003. The Company believes operating income/loss is another meaningful measure of Argonaut Group's performance. Operating results include corporate, interest and other expenses, which during the third quarter of 2004 totaled $8.0 million versus $2.9 million for the third quarter of 2003. Operating income differs from net income under accounting principles generally accepted in the United States (GAAP) in that operating income excludes income tax expense and net realized investment gains and losses. Operating income for the quarter ended Sept. 30, 2004 excludes net realized investment gains of $0.8 million and an income tax benefit of $11.1 million. Operating income for the quarter ended Sept. 30, 2003 excluded net realized investment gains of $48.5 million and income tax expense of $28.8 million.
    Total revenue, which includes gains on sales of investments, was $174.5 million during the third quarter of 2004, compared to $209.9 million for the same period in 2003. Increases in earned premiums of $9.4 million and investment income of $2.9 million were offset by a reduction in realized capital gains of $47.7 million versus the third quarter of 2003. Earned premiums for the three months ended Sept 30, 2004 were $157.5 million compared to $148.1 million during the 2003 third quarter. Total revenue includes realized gains/losses on sales of investments of $0.8 million and $48.5 million for the third quarters of 2004 and 2003, respectively.
    The consolidated combined ratio for the third quarter of 2004 was
109.9 percent versus 104.3 percent for the same three-month period in 2003. Catastrophe losses attributable to the four hurricanes accounted for 12.4 percent of the combined ratio.
    During the third quarter of 2004, the state of California enacted a law providing for partial deduction of certain insurance company dividends received by a company subject to California corporate income tax. This bill resulted in a $10.9 million reduction in accrued tax liabilities and tax benefit in the third quarter of 2004.
    For the nine months ended Sept. 30, 2004, the Company reported net income after tax of $45.6 million or $1.48 per diluted common share on
30.8 million weighted average shares, compared to $78.0 million or $3.30 per diluted common share on 23.6 million weighted average shares for the first nine months of 2003. For the first three quarters of 2004, total revenue was $517.7 million versus $569.4 million during the same nine-month period in 2003. Total revenue included $2.8 million of pre-tax net realized gains in the first three quarters of 2004 and $112.2 million of pre-tax net realized gains in 2003.

    SEGMENT RESULTS

    Excess & Surplus Lines (E&S) - For the third quarter of 2004, gross written premiums for E&S lines totaled $105.5 million, resulting in a pre-tax operating loss of $3.7 million. This compares to gross written premiums of $100.5 million and pre-tax operating income of $11.7 million in the third quarter of 2003. The GAAP combined ratio for the 2004 third quarter of 112.5 percent, versus 89.7 percent a year earlier, was negatively impacted by approximately $16.9 million or 22 percent in catastrophic losses and other associated expenses resulting from the four hurricanes that made landfall in the southeastern United States during the quarter. E&S line's GAAP combined ratio net of third quarter catastrophic losses was 90.2 percent.
    Risk Management - Gross written premiums were $52.3 million for the three months ended Sept. 30, 2004, resulting in pre-tax operating income of $4.8 million, compared to gross written premiums of $54.6 million and pre-tax operating income of $2.8 million for the same period in 2003. For the third quarter, the GAAP combined ratio in this segment was 109.5 percent versus 112.8 percent a year earlier. Risk Management was unaffected by catastrophe losses in the third quarter of 2004.
    Specialty Commercial Lines - During the third quarter, gross written premiums were $60.7 million resulting in pre-tax operating income of $4.6 million, compared to gross written premiums of $39.7 million and pre-tax operating income of $2.5 million during the same period in 2003. The GAAP combined ratio for the 2004 third quarter of
95.1 percent, versus 99.9 percent a year earlier, was impacted by approximately $1.2 million in catastrophic losses and other associated expenses resulting from the four hurricanes that made landfall in the southeastern United States during the quarter. Specialty Commercial's GAAP combined ratio net of third quarter 2004 catastrophic losses was
92.3 percent. During the third quarter of 2003, the Specialty Commercial segment was impacted by approximately $1.9 million in food spoilage claims related to the power outage in the northeastern United States in August 2003.
    Public Entity - Gross written premiums for the third quarter were $43.0 million, resulting in an operating loss of $0.2 million, versus gross written premiums of $25.3 million and operating income of $1.1 million for the quarter ended Sept. 30, 2003. The GAAP combined ratio for the 2004 third quarter of 104.5 percent, versus 89.9 percent a year earlier, was impacted by approximately $1.4 million in catastrophic losses and other associated expenses resulting from the four hurricanes that made landfall in the southeastern United States during the quarter. Public Entity's GAAP combined ratio net of third quarter catastrophic losses was 96.2 percent.

    CONFERENCE CALL

    Argonaut Group will Webcast an investor conference call at 10:00 a.m. EDT (9:00 a.m. CDT) Friday, Oct. 29, 2004. The call will be accessible on Argonaut Group's investor relations Web page, which can be found by visiting www.argonautgroup.com and clicking "investor relations." The conference call will also be available via telephone, at 800-237-9752 (pass code 28448870). Recorded replays of the conference call will be available on the web site, and by telephone at 888-286-8010 (pass code 47647284), beginning one hour after the call's completion.

    FORWARD-LOOKING STATEMENTS DISCLOSURE

    This news release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation and regulations, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

    ABOUT ARGONAUT GROUP, INC.

    Headquartered in San Antonio, Argonaut Group, Inc. (NASDAQ:AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market. Argonaut Group's assets totaled $3.0 billion at Sept. 30, 2004. Through its operating subsidiaries, Argonaut Group offers high quality customer service in programs tailored to the needs of its customers' business and risk management strategies. Collectively, Colony Insurance Company, Rockwood Casualty Insurance Company, Argonaut Insurance Company, Argonaut Great Central, and Trident Insurance Services underwrite a full line of products in four primary areas: Excess and Surplus, Specialty Commercial, Risk Management, and Public Entity. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.


                         ARGONAUT GROUP, INC.
                      CONSOLIDATED BALANCE SHEETS
               (in millions, except per share amounts)


                                         September 30,   December 31,
                                             2004            2003
                                        --------------   -------------
                                          (unaudited)
              Assets
 Total investments                     $      1,738.0   $     1,553.2
 Cash and cash equivalents                       40.8            75.6
 Accrued investment income                       15.3            14.6
 Receivables                                    848.3           781.1
 Goodwill                                       106.3           105.7
 Other assets                                   282.4           216.6
                                        --------------   -------------
            Total assets               $      3,031.1   $     2,746.8
                                        ==============   =============

Liabilities and Shareholders' Equity
 Reserves for losses and loss
  adjustment expenses                  $      1,585.7   $     1,480.8
 Unearned premiums                              401.5           353.3
 Other liabilities                              469.4           373.5
                                        --------------   -------------
         Total liabilities                    2,456.6         2,207.6

 Total shareholders' equity                     574.5           539.2
                                        --------------   -------------
Total liabilities and shareholders'
 equity                                $      3,031.1   $     2,746.8
                                        ==============   =============

 Book value per common share - basic   $        20.76   $       19.54
                                        ==============   =============
 Book value per common share -
  diluted (a)                          $        18.76   $       17.65
                                        ==============   =============

(a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.


                         ARGONAUT GROUP, INC.
                         FINANCIAL HIGHLIGHTS
                             ALL SEGMENTS
          (in millions, except share and per share amounts)


                            Three Months Ended     Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                                2004       2003       2004       2003
                                  (unaudited)           (unaudited)

Gross Written Premiums     $   261.5  $   220.1  $   683.2  $   593.6
Net Written Premiums           197.5      171.5      506.6      449.3

Earned Premiums                157.5      148.1      468.3      417.1
Net Investment Income           16.2       13.3       46.6       40.1
Gains on Sales of
 Investments                     0.8       48.5        2.8      112.2
                            ---------  ---------  ---------  ---------
  Total Revenue                174.5      209.9      517.7      569.4

Losses and Loss Adjustment
 Expenses                      117.7      105.6      310.0      294.4
Underwriting, Acquisition
 and Insurance Expense          55.5       48.9      165.7      148.5
Interest Expense                 3.0        1.9        7.5        6.0
                            ---------  ---------  ---------  ---------
  Total Expenses               176.2      156.4      483.2      448.9

Income (Loss) Before Tax        (1.7)      53.5       34.5      120.5
Income Tax Provision
 (Benefit)                      (8.5)      18.3        3.9       44.4
Change in Deferred Tax
 Valuation Allowance            (2.6)      10.5      (15.0)      (1.9)
                            ---------  ---------  ---------  ---------
   Net Income              $     9.4  $    24.7  $    45.6  $    78.0
                            =========  =========  =========  =========

Net Income (Loss):
  From Operations          $    (2.5) $     5.0  $    31.7  $     8.3
  From Sale of Investments       0.8       48.5        2.8      112.2
                            ---------  ---------  ---------  ---------
Income Before Taxes             (1.7)      53.5       34.5      120.5
 Income Tax Provision
  (Benefit)                    (11.1)      28.8      (11.1)      42.5
                            ---------  ---------  ---------  ---------
Total Net Income:          $     9.4  $    24.7  $    45.6  $    78.0
                            =========  =========  =========  =========

Net Income per Common
 Share (Basic):            $    0.32  $    1.11  $    1.59  $    3.55
                            =========  =========  =========  =========

Net Income per Common
 Share (Diluted):          $    0.31  $    1.00  $    1.48  $    3.30
                            =========  =========  =========  =========

Weighted Average Common
 Shares (000's):
   Basic                    27,656.5   21,608.5   27,624.2   21,606.3
                            =========  =========  =========  =========
   Diluted                  30,812.4   24,594.0   30,756.3   23,614.0
                            =========  =========  =========  =========


                         ARGONAUT GROUP, INC.
                             SEGMENT DATA
                            (in millions)


                             Three Months Ended    Nine Months Ended
                                September 30,        September 30,
                             --------------------  -------------------
                                 2004      2003       2004      2003
                                 (unaudited)          (unaudited)
Excess & Surplus Lines
----------------------
 Gross Written Premiums      $  105.5    $100.5    $ 315.6    $284.6
 Net Written Premiums            77.3      75.2      230.6     227.2
 Earned Premiums                 76.6      75.3      226.0     209.9

 Underwriting Income (Loss)  $   (9.5)   $  7.7    $   6.1    $ 19.1
 Net Investment Income            5.8       4.0       15.4      11.5
                              ---------   -------   --------   -------
 Operating Income (Loss)
  Before Taxes               $   (3.7)   $ 11.7    $  21.5    $ 30.6
                              =========   =======   ========   =======

 Loss Ratio                      82.5 %    60.2 %     67.3 %    60.8 %
 Expense Ratio                   30.0 %    29.5 %     30.0 %    30.1 %
                              ----------  --------- ---------- -------
 GAAP Combined Ratio            112.5 %    89.7 %     97.3 %    90.9 %
                              =========   =======   ========   =======
 GAAP Combined Ratio
  excluding CAT Losses           90.2 %    89.7 %     89.8 %    90.9 %
                              =========   =======   ========   =======

Risk Management
---------------
 Gross Written Premiums      $   52.3    $ 54.6    $ 136.9    $151.3
 Net Written Premiums            33.2      36.1       84.5      87.4
 Earned Premiums                 23.6      31.7       90.5      95.7

 Underwriting Loss           $   (2.3)   $ (4.1)   $  (8.1)   $(34.7)
 Net Investment Income            7.1       6.9       21.8      20.8
                              ---------   -------   --------   -------
 Operating Income (Loss)
  Before Taxes               $    4.8    $  2.8    $  13.7    $(13.9)
                              =========   =======   ========   =======

 Loss Ratio                      66.7 %    71.5 %     64.7 %    84.3 %
 Expense Ratio                   42.8 %    41.3 %     44.2 %    51.9 %
                              ----------  --------- ---------- -------
 GAAP Combined Ratio            109.5 %   112.8 %    108.9 %   136.2 %
                              =========   =======   ========   =======

Specialty Commercial
--------------------
 Gross Written Premiums      $   60.7    $ 39.7    $ 156.0    $109.7
 Net Written Premiums            50.5      34.1      130.6      94.9
 Earned Premiums                 40.3      31.9      107.2      90.1

 Underwriting Income (Loss)  $    1.9    $  0.1    $   3.1    $ (1.2)
 Net Investment Income            2.7       2.4        7.8       7.1
                              ---------   -------   --------   -------
 Operating Income Before
  Taxes                      $    4.6    $  2.5    $  10.9    $  5.9
                              =========   =======   ========   =======

 Loss Ratio                      67.4 %    72.2 %     66.5 %    72.3 %
 Expense Ratio                   27.7 %    27.7 %     30.5 %    29.0 %
                              ---------   -------   --------   -------
 GAAP Combined Ratio             95.1 %    99.9 %     97.0 %   101.3 %
                              =========   =======   ========   =======
 GAAP Combined Ratio
  excluding CAT Losses           92.3 %    93.8 %     95.9 %    96.8 %
                              =========   =======   ========   =======

Public Entity
-------------
 Gross Written Premiums      $   43.0    $ 25.3    $  74.7    $ 48.0
 Net Written Premiums            36.5      26.1       60.9      39.8
 Earned Premiums                 17.0       9.2       44.6      21.4

 Underwriting Income (Loss)  $   (0.7)   $  0.9    $   0.4    $  1.2
 Net Investment Income            0.5       0.2        1.2       0.5
                              ---------   -------   --------   -------
 Operating Income (Loss)
  Before Taxes               $   (0.2)   $  1.1    $   1.6    $  1.7
                              =========   =======   ========   =======

 Loss Ratio                      70.7 %    60.0 %     65.6 %    62.9 %
 Expense Ratio                   33.8 %    29.9 %     33.7 %    31.7 %
                              ---------   -------   --------   -------
 GAAP Combined Ratio            104.5 %    89.9 %     99.3 %    94.6 %
                              =========   =======   ========   =======
 GAAP Combined Ratio
  excluding CAT Losses           96.2 %    89.9 %     96.2 %    94.6 %
                              =========   =======   ========   =======



    CONTACT: Argonaut Group, Inc., San Antonio
             Mark Haushill, 210-321-8400